ARGOGLOBAL Member Argo Group Andrew Borst 26 Ellridge Place Ellington CT 06029 United States of America 14 March 2019 Dear Andy, International Assignment - US to UK - 2 years I would like to confirm our offer to you regarding your temporary international assignment to the UK. This offer is subject to you receiving applicable medical clearances, work permits and visas, and your acceptance of the terms and conditions outlined in this letter. The terms of your assignment are outlined below. This letter will supplement all prior employment terms and arrangements between you and Argonaut Management Services Inc. (AMSI). You are receiving this letter in duplicate. Please sign and date both copies where indicated on the last page and forward one signed copy to Vicky Lefevre (Head of HR - International). The remaining copy is for your records. This letter confirms our mutual understanding of the terms and conditions applying to your assignment in the UK. Job Title Assignment Duration Salary Profit Sharing and LTI Your position during this assignment will be Chief Administrative Officer - International. During your assignment, you will have a reporting line to Matt Harris (Group Head of International Operations). Your assignment is anticipated to last approximately 2 years commencing on 1 April 2019 and terminating on 31 March 2021 (the "Assignment Termination Date"). However, subject to the Notice Period described below, the Company reserves the right to change the intended length of your assignment based on changing business needs or for any other reasons following prior consultation with you. The terms and conditions outlined in this letter will be in effect only for the period of your actual international assignment. Once your assignment has been completed or terminated pursuant to the terms hereof and you have returned to the US, all assignment-related allowances and differentials will cease as provided under the terms and conditions of this letter. Your home country for the purposes of this letter and applicable allowances is the US. Your annual salary of $350K will continue to be paid via the US payroll during the period of the assignment. You will continue to participate in Argo Group's profit sharing plan during your assignment at a target participation of 50%. The following profit sharing award provisions shall apply: a) For the 2019 performance year your profit sharing award will be based 50% on the Argo Group result and 50% of the Exhibit 10.21

ARGOGLOBAL Member Argo Group International result. b) For the 2020 performance year your profit sharing award will be based 100% on the International result. c) For the 2021 performance year we anticipate your profit sharing award will be based 50% on the Argo Group result and 50% on the International result but adjustments may occur depending on any future role you have with Argo. Your eligibility to participate in Argo Group's Long Term Incentive Compensation Plan will continue at your current target participation rate. Benefits Paid Time Off (PTO) During your assignment, you will remain eligible and continue to participate in your home country benefit plans where possible. If there is a change in benefit plans available to you, you will be notified by the benefits team of your eligibility in a comparable plan (i.e. medical coverage). Your participation in these benefits plans is subject to the eligibility rules, benefit levels and contribution amounts that apply to all eligible full-time employees in your home country. Please ensure that you work with your home country HR department to get answers to any benefits questions surrounding coverage and claims processes prior to your departure. During your assignment you will continue to accrue holiday as though you were still working in the US. Public holidays and working hours in the UK will be observed and followed by you. Relocation and Assignment Allowances and Services Cost of Living Allowance Relocation Allowance Mobile Telephone Shipment of Personal Effects Travel to the UK Accommodation in You will be provided with a Cost of Living Allowance of $25,000 per annum (subject to statutory deductions in the normal way) during the duration of your assignment. This will be paid with your normal salary on a biweekly basis for the duration of the assignment (approximately $480.77 every two weeks). For the avoidance of doubt, you should claim for out of pocket business-related expenses in the normal way. You will receive a one-off Relocation Allowance of $10,000 to cover any out of pocket expenses related to your move to the UK. This allowance will be grossed-up for statutory deductions of tax and social insurance. The Company will either provide a UK mobile phone or cover the expense of adding "international calling" to your current device, whichever is the most economical. The Company will provide for the shipment of any personal effects to a maximum value of £3,000. At the both the start of and termination of your assignment, you will be provided one-way premium economy air tickets to/from the UK for you and your family. You will be provided with a 3 bedroom furnished apartment/house for the duration of your assignment in London and the Company will pay the

ARGOGLOBAL Member Argo Group Host Country Schooling Allowance Home Leave Visa Application Discovery Trip Taxes Tax Equalisation Termination council tax due on your behalf (to a maximum value of £6,250 per month). The Company will pay for the cost of schooling for your 2 children for the 2019-2020 school year in the UK. You have confirmed this will cost £31,300 for your daughter and £32,650 for your son. The Company will reimburse you for 4 family return trips to the US per year (up to a cap of £16,000) to be submitted as expenses in the normal way. The Company will provide consultancy support to manage the application process for a Tier 2 Intra Company Transfer visa on your behalf. You will be provided with a week-long discovery trip for you and your spouse including hotel and return flights . The Company will arrange a 1 day orientation and home search with a specialist consultancy during that trip. · · · The Company will equalize your tax liability to the US. Taxes on your personal income will be your responsibility. You will be responsible for home country social taxes on your entire compensation. Having taken the hypothetical withholding and actual social tax from your periodic pay, the company will be responsible for remitting the payment of Host Country income and social taxes on your base, bonus, other incentive compensation and international assignment allowances. You will be responsible for remitting payment of tax on your personal income as required by local law. The Company will provide a consultation with its ex-patriate tax adviser (BOO) as part of the package to ensure that any financial impact of the assignment is understood and mitigated. BOO will also be engaged to provide support with your UK and US tax returns during the period of the assignment. The Company is required to give you 6 months' written notice (the "Notice Period") should it wish to terminate this agreement before the Assignment Termination Date, provided, however, if the Company wishes to terminate the assignment after 30 September 2020, the notice period shall be the period from such notice date to 31 March 2021. If the assignment is terminated by the Company, the Company will pay for the cost of returning you, your family and your belongings back to the point of origin. You must return to the Home Country during your notice period and you agree to vacate your company-paid housing within that time. During the Notice Period, the Company may request that you continue all, some or none of your duties or perform other requested duties and will continue to pay your Salary and other benefits described herein during the Notice Period. If you resign while on assignment in the Host Country, all international benefits will immediately cease. If the termination is initiated by the Company, the Company will pay for the cost of returning you, your family and your belongings back to your point of origin.

ARGOGLOBAL Member Argo Group Termination would require immediate settlement of all outstanding tax, travel and other advances. Employment Employer Other Although during your assignment you may receive payments from Argo Management Services Ltd, you will at all times be considered an employee of Argonaut Management Services Inc. Any such payments will be made at the sole convenience of Argo Management Services Ltd. You understand and agree the differential payments and adjustments described above as well as any other allowance or gratuities provided by the Company to you under this Agreement are, at the election of the Company, in substitution for the statutory benefits required under the laws of the Host Country to compensate employees who are not entitled to receive these contractual benefits. This agreement and the benefits outlined are contingent upon your being authorised to work and reside in the UK. If you lose your authorisation to work in the UK at any time, for any reason during the term of this agreement, the Company will consider you r circumstances, but may, at its sole discretion, consider all, or any portion of this agreement void. Upon completion of your duties in the UK, or should these duties be terminated by the Company or due to extraordinary circumstances beyond the Company's control, our intent is for you return to your current role or a comparable position in the Springfield, Massachusetts office. Notwithstanding the foregoing, your employment remains "at will" and may be terminated at any time with or without cause by either the Company or yourself, subject to the Notice Period for the assignment described above. Further, all other terms of your employment are as per your current position with Argonaut Management Services Inc. Please do not hesitate to ask if you have any additional questions. Please indicate your understanding and acceptance of the assignment provisions outlined in this letter and your acceptance of this assignment to the UK by signing and dating this page where indicated below. Yours sincerely, /s/ Matt Harris /s/ Vicky Lefevre Matt Harris Group Head of International Operations Date 4/25/2019 Vicky Lefevre Head of Human Resources - International Date 4/25/2019

ARGOGLOBAL Member Argo Group Date I hereby agree and accept this assignment as outlined above. /s/ Andrew Borst 4/25/2019 Andrew Borst